Exhibit 10.1

Certain personal information which would constitute an unwarranted invasion of personal privacy has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K and Instruction 5 to Item 1.01 of Form 8-K and Item 601(a)(6) of Regulation S-K. The Company hereby undertakes to supplementally furnish any redacted information to the SEC upon request.

Subscription Agreement

Dated October 7, 2025

(1) TREASURE GLOBAL INC

(Registration No. 7908921)

(“Company” or “TGL”)

AND

(2) CHAN MENG CHUN

(NRIC No: 720404-02-5163)

(“CMC”)

AND

(3) CHUAH SU CHEN

(NRIC No: 790412-08-5696)

(“CSC”)

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (“Agreement”) is made on October 7, 2025

BETWEEN

(1)	TREASURE GLOBAL INC (Registration No. 7908921), a company incorporated in Delaware and having an address for service at 276, 5th Avenue Suite, 704 #739 New York, NY 10001, United States (“Company” or “TGL”) of the first part;

AND

(2)	CHAN MENG CHUN (NRIC No: 720404-02-5163), a Malaysian citizen residing at No. 24 Jalan PP 5/18, Taman Putra Prima, 47100 Puchong, Selangor, Malaysia (“CMC”) of the second part; and

AND

(3)	CHUAH SU CHEN (NRIC No: 790412-08-5696), a Malaysian citizen residing at No. 32, Jalan Setia Impian U13/6E, Setia Alam, Seksyen U13, 40170 Shah Alam, Selangor, Malaysia (“CSC”) of the third part.

(CMC and CSC shall hereinafter be referred to each as an “Investor” and collectively, as “Investors”. TGL and the Investors shall hereinafter be referred to each as “Party” and collectively as “Parties”.)

Subscription Agreement

RECITALS

(A)	Subject to the terms and conditions set forth in this Agreement and pursuant to Regulation S of the Securities Act of 1933, as amended, the Company desires to issue and sell to each Investor, and each Investor desires to subscribe for, an aggregate amount of USD200,000.00 (United States Dollar Two Hundred Thousand) (“Investment Amount”) in the Company for the allotment and issuance of common stock of the Company (“the Shares”). The offer and sale of the Shares is being made in an offshore transaction pursuant to Regulation S.

(B)	The Company agrees to allot and issue the Investors the Shares free from all liens, charges and encumbrances, subject to the terms and conditions set out herein.

OPERATIVE PROVISIONS

1	DEFINITIONS

In this Agreement unless there is something in the subject or context inconsistent with such construction or unless it is otherwise expressly provided:-

Business Day	means a day, excluding Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled) on which banks and financial institutions are open for general business in Kuala Lumpur;

Trading Day	Means a day on which the principal Trading Market is open for trading

Trading Market	Means any of the following markets or exchanges on which the common stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market (or any successors to any of the foregoing)

Investment Amount	has the meaning as ascribed thereto in Recital (A);

Shares	means TGL Shares at a determined issuance price will be based on the closing price immediately preceding the date of this Agreement per TGL Share;

SEC	means the United States Securities and Exchange Commission;

2	interpretations

2.1	In this Agreement, words importing the singular or the masculine gender will include the plural or the feminine/neuter genders or vice versa and references to persons include any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state.

Subscription Agreement

2.2	The headings and sub-headings in this Agreement are inserted for convenience only and are to be ignored when construing the provisions of this Agreement.

2.3	Any reference to statutes and rules made include any amendment, modification, consolidation or re-enactment in force from time to time and any statutory instrument or regulations made under it.

2.4	Save for the definition of the U.S. Law, the word “law” or “laws” means any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law, the compliance with which is in accordance with the general practice of person to whom the directive, regulation, request or requirement is addressed) to which this Agreement is governed (but excluding U.S. Law). In relation to the U.S. Law, it shall also constitute any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, statues, treaty, directive, by-law, rule and regulation of the United States of America. If the contents requires that U.S. Law to be included in the interpretation of “law” or “laws”, such word shall be interpreted to include U.S. Law. Reference to any law, status or regulations includes any modification or re-enactments thereof.

2.5	A period of days from the occurrence of any event or the performance of any act or thing shall be deemed to exclude the day on which the event happens or the act or thing is done or to be done (and will be reckoned from the day immediately following such event or act or thing), and if the last day of the period is not a Business Day, then the period shall include the next following day which is a Business Day.

3	AGREEMENT TO SUBSCRIBE

3.1	Each Investor agrees to invest an aggregate of USD200,000.00 (United States Dollar Two Hundred Thousand) (the “Investment Amount”) in the Company by way of subscription for common stocks of the Company (the “Shares”). For the purpose of this provision, each Investor shall have the option to subscribe for the Shares either in United States Dollar or Ringgit Malaysia. If an Investor elects to invest in Ringgit Malaysia, the Investment Amount shall be equivalent to USD200,000.00, converted at the prevailing amount exchange rate as mutually agreed between the Investor and the Company at the time of subscription.

3.2	In consideration of the Investment Amount, each Investor shall deposit to the Company designated account as follows:

Beneficiary Bank	:	OCBC Bank Berhad
Bank account number	:	[XXXXXXXXX]
Currency Account	:	MYR (Ringgit Malaysia)

Subscription Agreement

3.3	The number of Shares to be issued to each Investor shall be determined by dividing the Investment Amount by the closing price of the Company’s common stocks on NASDAQ on the Trading Day immediately prior to the date of this Agreement.

3.4	For clarity, no fractional Shares shall be issued, and any fractional share resulting from this calculation shall be rounded up to the nearest whole Share.

3.5	The Company agrees to allot and issue to the Investors the Shares free from all liens, charges, and encumbrances, subject to the terms and conditions set out herein.

3.6	All shares issued to the Investors under this Agreement shall be “restricted securities” as defined under the U.S. Securities Act of 1933, as amended, and shall be subject to the resale limitations of Rule 144 Securities Exchange and Commission and any other applicable securities laws, regulations, and Company policies.

4	COMPLETION

4.1	Completion Arrangement

4.1.1	Completion for the Shares shall take place where the Shares are successfully transferred to the Investors (“Completion Date”).

4.1.2	On or before the Completion Date, the Investors shall pay the Investment Amount for the Shares to the Company or such other person as may be nominated and/or authorised by the Company in writing and, in exchange thereof, TGL shall deliver to each Investor on the Completion Date the below including that:-

(a)	the relevant book-entry transfer or the electronic record representing the Shares, which will be deposited into an account held by the Investor and/or its nominees; and

(b)	the registration of the Investor as the holder of the Shares, which will be reflected through the Investor’s brokerage account or an account specified by the Investor.

4.2	Breach of Completion Obligation

If the foregoing provisions of Clause 4.1 are not fully complied with by the Investor by or on the Completion Date, the Company shall be entitled (in addition to and without prejudice to all other rights or remedies available, including the right to claim damages) by written notice to the Investor served on such date:

4.2.1	to terminate this Agreement (other than the surviving provisions) without liability on its part;

4.2.2	to effect Completion so far as practicable having regard to the defaults which have occurred; or

4.2.3	to fix a new date for Completion in which case the provisions of this Clause 4.2 shall apply to Completion as so deferred but provided such deferral may only occur once.

Subscription Agreement

5	warranties

5.1	Warranties of the Company

5.1.1	The Company warrants and represents to the Investors:-

(a)	that the statements contained in this Agreement are true and accurate in all respects;

(b)	that no order has been made or petition has been presented for the winding-up of TGL;

(c)	that the Company is duly incorporated under the laws of the State of Delaware and has the power and capacity to enter into and to execute all relevant documents pertaining to this Agreement and all necessary corporate, governmental and other approvals have been obtained to enable the Company to perform the terms and conditions as set out in this Agreement;

(d)	that the Shares are free from encumbrances;

(e)	that the Shares will be validly issued;

(f)	that all actions, conditions and things required to be taken, fulfilled and done (including without limitation the obtaining of any necessary consents or license or the making of any filing or registration) (i) in order to enable them to lawfully enter into, exercise its rights and perform and comply with their obligations under this Agreement and to ensure that those obligations are legally binding and enforceable and (ii) for the issuance of the Shares, are fulfilled and done; and

(g)	that there are no current or pending legal proceedings against the Company or any of their directors or shareholders.

5.2	Warranties of the Investor

Each Investor warrants and represents to the Company:

5.2.1	that the Investor has full knowledge of and undertakes that:-

(a)	the Shares involves risks as the return to the Investors is depending upon the performance of TGL and that the Investor shall take full cognizance of all risks in connection with the Shares; and

Subscription Agreement

(b)	any projections, predictions, information and/or materials, made available to the Investor in connection with the Shares, are derived from TGL’s reasonable estimation, assumptions and/or forecasts and, are made available without representations or warranties as to its accuracy and or completeness. The Investor hereby expressly agrees that any reliance upon or conclusions drawn therefrom shall be at such Investor’s own risk and shall not give rise to any liability of or against the Company.

5.2.2	that the Investor shall undertake to meet all the terms and conditions stipulated herein;

5.2.3	that the Investor agrees to abide by and comply with all relevant anti-money laundering laws and regulations that are in force and to ensure that by subscribing to the Shares will not be in breach of any laws and regulations that are in force from time to time; and

5.2.4	that the Investor has read and fully understand the terms and conditions of this Agreement and that the Investor has obtained advice from Investor’s advisors independent from the Company and TGL, including but not limited to, the Investor’s personal investment, tax and/or legal advisors prior to the subscription of the Shares and the Investor did not rely on any other representation(s) and/or information(s) that is/are inconsistent with the terms and conditions herein.

5.2.5 Each Investor represents and warrants to the Company that it is not a “U.S. Person” as defined in Regulation S under the U.S. Securities Act of 1933 and is acquiring the Shares in an offshore transaction in accordance with Regulation S. The Investor is acquiring the Shares for investment purposes only and not with a view to any distribution in violation of the U.S. Securities Act of 1933.

6	INDEMNITY

Each Party agrees and undertakes with the other Party to indemnify and keep indemnified and hold harmless the other Party from and against all losses, liabilities, obligations, damages, judgments, deficiencies, claims, demands, suits, proceedings, arbitration, assessments, costs and expenses (including without limitation, expenses of investigation and enforcement of this indemnity and reasonable solicitors’ fees and expenses), suffered, incurred or sustained by the other Party, directly or indirectly, as a result of or arising out of:

(a)	a breach or breaches of the warranties given by the Party;

(b)	any misrepresentation by the Party; or

(c)	any breach of any term or condition under this Agreement by the Party.

Subscription Agreement

7	UNDERTAKINGS

The Parties hereby undertake to each other that it will promptly furnish to the other Party such information as the other Party may reasonably require from time to time in order to complete the Transaction.

8	TERMINATION

8.1	In the event that the Investors fail to pay the Investment Amount to the Company, the Company shall be entitled to:

(a)	Terminate this Agreement; and

(b)	Claim back all the Shares from the Investor.

8.2	In the event the Company fails to transfer the Shares in accordance with the terms of this Agreement, the Investors shall be entitled to terminate this Agreement.

9	NOTICES

9.1	Service of Notice

A notice or other communication required or permitted, under this Agreement, to be served on a person must be in writing and may be served:-

(a)	by way of personal service;

(b)	by way of leaving it at the person’s current address for service;

(c)	by way of post, postage prepaid; or

(d)	by facsimile.

9.2	Particulars for Service

9.2.1	The particulars for service of the Investor and the Company are as stipulated above.

9.2.2	Any Party may change its particulars for service by way of written notice to the other.

9.3	Time of Service

A notice or other communication is deemed served:

9.3.1	if given or made by facsimile immediately; or

9.3.2	if delivered by hand, at the time of delivery to the address specified in Clause 9.2; or

9.3.3	if sent by post, three (3) Business Days after posting, and in proving such service it shall be sufficient to show that the envelope containing the notice was duly addressed, stamped and posted.

Subscription Agreement

10	GENERAL

10.1	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia and the parties hereby submit to the jurisdiction of the courts exercising jurisdiction in Malaysia.

10.2	Time

Time is of the essence as regards all dates, periods of time and times specified in this Agreement.

10.3	Waiver and Exercise of Rights

10.3.1	Notwithstanding any provisions stated herein, a single or partial exercise or waiver of a right relating to this Agreement does not prevent any other exercise of that right or the exercise of any other right.

10.3.2	No party will be liable for any loss or expenses incurred by another party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

10.4	Further Assurance

The Parties covenant with each other that they will respectively sign execute and do and procure all other persons or companies, if necessary, to execute and do all such further deeds, assurance, acts and things as may be necessary to give valid effect to the terms and conditions of this Agreement.

10.5	Extent of Agreement

This Agreement binds the heirs, personal representatives, successors-in-title, assigns or nominees, as the case may be, of the Parties and may be signed in counterparts. If signed by the Parties in respective counterparts, this Agreement is deemed to have been duly executed by relevant Parties and will come into full force and effect.

10.6	Illegality and Severability of Provisions

10.6.1	The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction will not affect its legality, validity or enforceability under the law of any other jurisdiction, nor the legality, validity or enforceability of any other provision.

10.6.2	If a provision in this Agreement is held to be illegal, invalid, void, voidable or unenforceable, that provision must be read down to the extent necessary to ensure that it is not illegal, invalid, void, voidable or unenforceable.

Subscription Agreement

10.6.3	If it is not possible to read down the provision as required in this clause, that provision is severable without affecting the validity or enforceability of the remaining part of that provision or the other provisions in this Agreement.

10.7	Costs and Expenses

10.7.1	The Company shall bear all costs and expenses incurred in the preparation and execution of this Agreement.

10.7.2	Notwithstanding the Company’s foregoing obligation above, each Party shall bear its own costs and/or expenses incurred from any disputes arising out of or in connection with this Agreement, unless otherwise stipulated or agreed.

10.8	Entire Agreement

This Agreement constitute the entire agreement and understanding between the Parties with respect to the subject matter and supersedes all previous term sheets, proposals, representations, warranties, agreements relating thereto whether oral, written or otherwise and no Party shall modify this Agreement unless with the written consent of all Parties.

(The remainder of this page is intentionally left blank)

Subscription Agreement

EXECUTED BY the Parties as an agreement on the date first stated hereof:

Company

Signed by	)
for and on behalf of	)
TREASURE GLOBAL INC	)
(Registration No. 7908921))		/s/ Carlson Thow
Name: Carlson Thow
Designation: CEO and Director

Investor

Signed by	)
CHAN MENG CHUN	)
(NRIC No: 720404-02-5163))		/s/ Chan Meng Chun

Investor

Signed by	)
CHUAH SU CHEN	)
(NRIC No: 790412-08-5696))		/s/ Chuah Su Chen